UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2011

NVIDIA CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA (Address of principal executive offices)	95050 (Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2012 Variable Compensation Plan

On March 24, 2011 the Compensation Committee, or the Compensation Committee, of the Board of Directors of NVIDIA Corporation, or the Board of Directors, approved the Fiscal Year 2012 Variable Compensation Plan, or the 2012 Plan, which is designed to provide variable cash compensation to our chief executive officer and other senior officers, or the Participants, as determined by our Compensation Committee, if certain pre-set corporate and/or individual targets are achieved during fiscal 2012. We operate on a 52 or 53-week year, ending on the last Sunday in January. We designate our fiscal year by the year in which that fiscal year ends; e.g., fiscal 2012 refers to our fiscal year ending January 29, 2012.

Under the 2012 Plan, variable cash compensation will be paid to the Participants resulting from achievement of the corporate targets if we exceed pre-set threshold, target or maximum net income levels, as adjusted for material non-recurring items, as set by our Compensation Committee and/or if individuals achieve their individual targets which are determined by our Compensation Committee for the chief executive officer and by the chief executive officer in the case of the senior officers. Fifty percent (50%) of a Participant’s potential variable cash compensation will be allocated to the achievement of corporate targets (up to a maximum of 200% of the Participant’s corporate target award) and fifty percent (50%) will be allocated to the achievement of individual targets (up to a maximum of 200% of the Participant’s individual target award).

The achievement of individual targets is determined by our Compensation Committee for the chief executive officer and the senior officers.

Our Board of Directors and Compensation Committee reserve the right to:
(1)	provide variable compensation to officers or employees other than under the 2012 Plan;
(2)	modify compensation targets and criteria at any time or to grant variable cash compensation to the Participants; or
(3)	grant additional variable cash compensation to the Participants even if the performance targets are not met.

The 2012 Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the 2012 Plan.

Appointment of Principal Accounting Officer

On March 21, 2011, Michael Byron, age 45, commenced employment as our Vice President of Finance and principal accounting officer. Mr. Byron assumes the position of principal accounting officer from Karen Burns, who will continue in the position of Interim Chief Financial Officer and principal financial officer.

From November 2010 to March 2011, Mr. Byron served as Senior Director, Business Operations Accounting for Cisco Systems, Inc., a communications technology company.  From November 2007 to November 2010, Mr. Byron served as NVIDIA’s Vice President and Corporate Controller and from 2002 to 2007, Mr. Byron served as NVIDIA’s Corporate Controller and Director of Finance.  From May 2000 to July 2002, Mr. Byron served as the Corporate Controller for Vicinity Corporation, a provider of location-based technology solutions.  From 1998 to 2000, Mr. Byron served as Financial Reporting Manager for Informix Corporation, a database management systems company.  Mr. Byron also served eight years as an audit manager with Deloitte LLP, a global public accounting firm, primarily in its Silicon Valley- and Spain-based practices. Mr. Byron holds a Bachelor of Arts in Business Economics from University of California, Santa Barbara.

Mr. Byron’s offer letter, dated March 16, 2011, or the Offer Letter, provides that Mr. Byron will be employed by NVIDIA “at will” and contains the following additional terms:

(1)	He will receive an annual base salary of $340,000;
(2)	He will receive a lump sum cash bonus of up to $115,000 in the event that he is required to repay his 2010 signing bonus from Cisco Systems;
(3)
He will receive a grant of 20,000 restricted stock units, or RSUs, vesting over four years, with 25% of the shares subject to the RSUs vesting on March 21, 2012, and 12.5% of the shares subject to the RSUs vesting every six months thereafter.  The terms of the RSUs will be governed by the NVIDIA 2007 Equity Incentive Plan, filed as Exhibit 10.15 to a Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2010, filed with the SEC on December 7, 201, and the form of restricted stock unit grant notice and restricted stock unit purchase agreement filed as Exhibit 10.22 to a Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2010, filed with the SEC on December 7, 2010;

(4)
He will receive a stock option to purchase up to 50,000 shares of NVIDIA common stock with an exercise price equal to the fair market value of one share of NVIDIA common stock on the date of grant, with 25% of the shares subject to the option vesting on March 21, 2012, and 6.25% of the shares subject to the option vesting at the end of each quarterly period thereafter.   The terms of the stock option will be governed by the NVIDIA 2007 Equity Incentive Plan and the form of non-statutory stock option grant filed as Exhibit 10.20 to a Current Report of Form 8-K filed with the SEC on September 13, 2010;

(5)
He will be eligible to participate in the NVIDIA 1998 Employee Stock Purchase Plan, which is filed as Exhibit 10.2 to a Quarterly Report on Form 10-Q for the quarterly period ended April 27, 2008, filed with the SEC on May 22, 2008; and

(6)	He will be eligible to participate in our comprehensive benefits programs.

A copy of the Offer Letter is filed hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Offer Letter is subject to, and qualified in its entirety by, the Offer Letter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Fiscal Year 2012 Variable Compensation Plan of NVIDIA Corporation.
10.2	Offer Letter, dated March 16, 2011, between NVIDIA Corporation and Michael Byron.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: March 24, 2011	By: /s/David M. Shannon
David M. Shannon
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Fiscal Year 2012 Variable Compensation Plan of NVIDIA Corporation.
10.2	Offer Letter, dated March 16, 2011, between NVIDIA Corporation and Michael Byron.